UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2020

ALPINE IMMUNE SCIENCES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
188 East Blaine Street, Suite 200
Seattle, WA 98102
(Address of principal executive offices)
Registrant’s telephone number including area code: (206) 788-4545
201 Elliott Avenue West, Suite 230
Seattle, WA 98119
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALPN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Form of RSU Agreement; Named Executive Officer Grants
On January 23, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of Alpine Immune Sciences, Inc. (the “Company”) adopted a form of Restricted Stock Unit Agreement (the “RSU Agreement”) under the Company’s 2018 Equity Incentive Plan (the “Plan”). The RSU Agreement provides for the grant of restricted stock unit awards (“RSUs”) consisting of the right to receive, upon the vesting date of such RSUs, one share of common stock of the Company for each vested RSU. Each RSU will vest in accordance with the schedule determined at the time of grant, subject to the grantee’s continued employment or service through the vesting date. A copy of the RSU Agreement is filed as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the RSU Agreement is qualified in its entirety by reference to the full text of the RSU Agreement.
On January 23, 2020, the Committee granted to Dr. Mitchell Gold, the Company’s Executive Chairman and Chief Executive Officer, Dr. Stanford Peng, the Company’s President and Head of Research and Development, and Mr. Paul Rickey, the Company’s Senior Vice President and Chief Financial Officer, RSUs under the Plan for 67,569, 32,217 and 18,543 shares of common stock, respectively (each an “RSU Award” and collectively the “RSU Awards”). Subject to the terms and conditions of the Plan and the RSU Agreement, half of the shares underlying each RSU Award will vest on June 30, 2020, with the remaining half vesting on December 31, 2020, subject to each grantee’s continued employment or service to the Company on the applicable vesting dates. In addition, upon a Change in Control (as defined in the Plan), any unvested shares underlying the RSU Awards will immediately vest.
Dr. Gold’s RSU Award was granted in lieu of cash incentive compensation achieved by Dr. Gold pursuant to the terms of the Company’s Executive Incentive Compensation Plan (the “Incentive Plan”). Similarly, the RSU Awards granted to Dr. Peng and Mr. Rickey were in lieu of half of cash incentive compensation achieved by each of Dr. Peng and Mr. Rickey pursuant to the Incentive Plan.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement under the 2018 Equity Incentive Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2020	ALPINE IMMUNE SCIENCES, INC.

	By:	/s/ Paul Rickey
	Name:	Paul Rickey
	Title:	Senior Vice President and Chief Financial Officer